Exhibit 21.1

Subsidiaries of the Company

The following is a complete list of the direct and indirect subsidiaries of Arch Coal, Inc., a Delaware corporation, including their respective states of incorporation or organization, as of March 1, 2016:

Arch Coal Asia-Pacific PTE. LTD.	100%
Arch of Australia PTY LTD	100%
Arch Coal Australia PTY LTD	100%
Arch Coal Australia Holdings PTY LTD	100%
Arch Coal UK Unlimited	15%

Arch Coal Europe Limited	100%

Arch Coal UK Unlimited	85%

Arch Reclamation Services, Inc.	100%

Arch Western Acquisition Corporation	100%
Arch Western Acquisition, LLC (Delaware)	100%
Arch Western Resources, LLC (Delaware)	0.5%
Arch Western Resources, LLC (Delaware)	99.5%
Arch of Wyoming, LLC	100%
Arch Western Finance, LLC	100%
Arch Western Bituminous Group, LLC	100%
Mountain Coal Company, L.L.C.	100%
Thunder Basin Coal Company, L.L.C.	100%
Triton Coal Company, LLC	100%
ACI Terminal, LLC	100%

Ark Land Company	100%
Western Energy Resources, Inc.	100%
Ark Land KH, Inc.	100%
Ark Land LT, Inc.	100%
Ark Land WR, Inc.	100%

Allegheny Land Company	100%

Apogee Holdco, Inc.	100%

Arch Coal Sales Company, Inc.	100%
Arch Energy Resources, LLC	100%

Arch Coal West, LLC	100%

Arch Development, LLC	100%

Arch Receivable Company, LLC	100%

Ashland Terminal, Inc.	100%

Catenary Coal Holdings, Inc.	100%
Cumberland River Coal Company	100%
Lone Mountain Processing, Inc.	100%
Powell Mountain Energy, LLC	100%

Catenary Holdco, Inc.	100%

Coal-Mac, Inc.	100%

Energy Development Co.	100%

Hobet Holdco, Inc.	100%

International Coal Group, Inc.	100%
ICG, LLC	100%
ICG, Inc.	100%
ICG Beckley, LLC	100%
ICG Natural Resources, LLC	100%
ICG East Kentucky, LLC	100%
ICG Illinois, LLC	100%
ICG Knott County, LLC	100%
ICG Tygart Valley, LLC	100%
Shelby Run Mining Company, LLC	100%
ICG Eastern, LLC	100%
ICG Eastern Land LLC	100%
CoalQuest Development LLC	100%
Hunter Ridge Holdings, Inc.	100%
Hunter Ridge, Inc.	100%
Hunter Ridge Coal Company	100%
White Wolf Energy, Inc.	100%
Bronco Mining Company, Inc.	100%
Juliana Mining Company, Inc.	100%
Hawthorne Coal Company, Inc.	100%
Marine Coal Sales Company	100%
Upshur Property, Inc.	100%
King Knob Coal Co., Inc.	100%
Vindex Energy Corporation	100%
Patriot Mining Company, Inc.	100%
Melrose Coal Company, Inc.	100%
Wolf Run Mining Company	100%
The Sycamore Group, LLC	50%
Simba Group, Inc.	100%

Jacobs Ranch Holdings I LLC	100%
Jacobs Ranch Holdings II LLC	100%
Jacobs Ranch Coal LLC	100%

Mingo Logan Coal Company	100%

Mountain Gem Land, Inc.	100%

Mountain Mining, Inc.	100%

Mountaineer Land Company	100%

Otter Creek Coal, LLC	100%

P.C. Holding, Inc.	100%

Prairie Holdings, Inc.	100%
Prairie Coal Company, LLC	100%

Saddleback Hills Coal Company	100%